Exhibit 99.1

PDS Biotech Appoints Stephan Toutain as Chief Operating Officer

Reports Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

PRINCETON, N.J., May 2, 2024 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers and the development of infectious disease vaccines, today announced the appointment of Stephan Toutain, MS, MBA, as Chief Operating Officer (COO), effective as of May 1, 2024.

“We are thrilled to welcome Stephan to the PDS Biotech team as Chief Operating Officer. His invaluable experience spans many aspects of the life sciences industry, from drug development to commercialization, providing a wealth of knowledge to our team,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “Stephan’s strategic vision, proven ability to drive operational excellence, and distinguished track record, particularly in oncology, will be instrumental as we advance our lead program into a pivotal clinical trial."

Mr. Toutain brings more than 30 years of operational experience in the pharmaceutical industry from drug development, general management, operations, commercial development, market access and sales and marketing leadership with prior global expertise in the oncology and orphan drugs markets. Before joining PDS Biotech, he served as COO at Anavex Life Sciences from May 2018 to April 2024 and Chief Commercial Officer at Interleukin Genetics (OTCQB: ILIU) from July 2016 to August 2017. Mr. Toutain also worked with Alnylam Pharmaceuticals to build its early access program. In addition, he led Global Commercial Development for Sarepta Therapeutics and served as General Manager for Alexion Pharmaceuticals in Europe. Mr. Toutain has also held various U.S. commercial, marketing and product management positions with Celgene Corporation and Johnson & Johnson. He received a Master of Business Administration from the University of North Carolina Kenan-Flagler Business School and a Master of Engineering in Biotechnology from the University of Nancy II in France.

“I am excited to join the PDS Biotech team during this pivotal time as the company hones its late-stage clinical strategy on the novel triple combination,” said Mr. Toutain. “I am eager to contribute my experience and insights to drive forward our mission of transforming how the immune system targets and fights cancer.”

The Company also announced today that on May 1, 2024, PDS Biotech granted a nonstatutory stock option to Mr. Toutain to purchase 200,000 shares of PDS Biotech common stock as a material inducement to Mr. Toutain’s employment with PDS Biotech and in accordance with Nasdaq Listing Rule 5635(c)(4) and PDS Biotech’s 2019 Inducement Plan, as amended, which was adopted on June 17, 2019 and provides for the granting of equity awards to new employees of PDS Biotech.

The stock option has an exercise price of $3.61, the closing price of PDS Biotech’s common stock on May 1, 2024. The stock option vests over a four-year period, with one-quarter of the shares vesting on the first anniversary of the grant date and the remaining shares vesting monthly over the 36-month period thereafter, subject to continued employment with the Company through the applicable vesting dates.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers and the development of infectious disease vaccines. The Company plans to initiate a pivotal clinical trial in 2024 to advance its lead program in advanced head and neck squamous cell cancers (HNSCC). PDS Biotech’s lead program is a proprietary dual-acting combination of IL-12 fused antibody drug conjugate (ADC) PDS01ADC and T-cell activator Versamune® HPV in regimen with a standard-of-care immune checkpoint inhibitor. We believe that proof-of-concept long-term data have shown positive survival results and tumor shrinkage with this combination and indicate favorable tolerability.

We believe that with a novel investigational “inside-outside” mechanism, the PDS01ADC and Versamune® HPV immunotherapy has shown compelling results with potential to successfully disrupt a tumor’s inside defenses, while also generating potent, targeted killer T-cells to attack the tumor from the outside. We believe that data from more than 350 patients, as well as ongoing clinical trials across multiple tumor types and standard treatment regimens, have validated the potential for both platforms and point to potential broad utility.

Our Infectimune® based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses, including long-lasting memory T-cell responses in pre-clinical studies to date. For more information, please visit www.pdsbiotech.com.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS01ADC, PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS01ADC, PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Gina Mangiaracina
6 Degrees
Phone +1 (917) 797-7904
Email: gmangiaracina@6degreespr.com